UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

     Date of report (Date of earliest event reported) October 31, 2006

Neutron Enterprises, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	005-80243	98-0338100

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Matheson Blvd. East, Unit 67 Mississauga, Ontario, Canada	L4Z 1R5

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (905) 238-1777

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related To Accountants and Financial Statements

Item 4.01. Changes In The Registrant's Certifying Accountant.

(a)      Resignation of Independent Accountant.

     On October 31, 2006, Neutron Enterprises, Inc. (the "Company") accepted the resignation of Staley, Okada & Partners as the Company’s independent accountant. Staley, Okada & Partners recently entered into an agreement with PricewaterhouseCoopers, Certified Public Accountants, pursuant to which certain assets of Staley, Okada & Partners were sold to PricewaterhouseCoopers and certain of the professional staff and partners joined PricewaterhouseCoopers either as employees or partners of PricewaterhouseCoopers and will continue to practice as members of PricewaterhouseCoopers.

     The report of Staley, Okada & Partners regarding the Company's financial statements for the fiscal years ended December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2005 and 2004 and during the period from the end of the most recently completed fiscal year through October 31, 2006, the date of resignation, there were no disagreements with Staley, Okada & Partners on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Staley, Okada & Partners would have caused it to make reference to such disagreements in its reports. The Board of Directors of the Company approved the resignation of Staley, Okada & Partners.

     The Company requested that Staley, Okada & Partners furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of such letter, dated October 31, 2006, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)       Engagement of Independent Accountant.

     Concurrent with the resignation of Staley, Okada & Partners, the Company engaged PricewaterhouseCoopers, Certified Public Accountants, as its independent accountant. Prior to engaging PricewaterhouseCoopers, the Company did not consult with PricewaterhouseCoopers regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinion that might be rendered by PricewaterhouseCoopers on the Company's financial statements, and PricewaterhouseCoopers did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue. The engagement of PricewaterhouseCoopers was approved by the Board of Directors of the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements And Exhibits

     (d)      Exhibits: The following exhibit is filed with this report

Exhibit No.	Description of Exhibit

Exhibit 16.1	Letter from Staley, Okada & Partners, Chartered Accountants confirming the information in Item 4.01 regarding change in independent accountant.

         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neutron Enterprises, Inc.

Date: November 3, 2006	By:	/s/ Ciaran Griffin
Ciaran Griffin Chief Financial Officer